Grant Thornton

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Grant Thornton GmbH
Wirtschaftsprüfungsgesellschaft
Rosenstraße 47
40479 Düsseldorf

T +49 211 9524 0
F +49 211 9524 299
www.wkgt.com

Ansprechpartner:
Prof. Dr. Klaus-Günter Klein
T +49 211 9524 140
F +49 211 9425 204
E klausguenter.klein@wkgt.com

August 27, 2012

Form 8 K / Item 4.02 / GBS Enterprises Incorporated

Dear Sir or Madam,

Grant Thornton GmbH ("Grant Thornton") has read Item 4.02 of Form 8-K of GBS Enterprises Incorporated (the "Company") dated August 23, 2012. We agree with the statements made by the Company insofar as they relate to Grant Thornton.

Very truly yours,

Grant Thornton GmbH
Wirtschaftsprüfungsgesellschaft

Joachim Riese
Partner

Gernot Hämmerle
Partner